                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                       FORM S-8

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               HICKORY TECH CORPORATION

         Minnesota                                     41-1524393
-------------------------------         ------------------------------------
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
 incorporation or organization)

     221 East Hickory Street
     P.O. Box 3248
     Mankato, Minnesota                                  56002
-------------------------------         ------------------------------------
(Address of principal executive                        (Zip Code)
  office)

                HICKORY TECH CORPORATION DIRECTORS' STOCK OPTION PLAN
                -----------------------------------------------------

                         Robert D. Alton, Jr.
                         221 East Hickory Street
                         P.O. Box 3248
                         Mankato, Minnesota    56002
------------------------------------------------------------------------------
                       (Name and address of agent for service)

                                   (507) 387-3355
------------------------------------------------------------------------------
           (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------
                                                       Proposed
                                                       maximum        Amount
Title of                           Proposed            aggregate      of
securities to      Amount to be    maximum offering    offering       registration
be registered     registered      price per unit       price          fee
----------------------------------------------------------------------------------
Common stock       100,000         100% of fair        Current fair   $337.08
no par value       shares          market value        market value
                                   when optioned.      of 100,000
                                   Current fair        shares.
                                   market value        $1,212,500
                                   is $12.125 per
                                   share, determined
                                   as of 12/28/98
                                   per Rule 457 (h)(1) & (c)


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     Pursuant to S-8 General Instruction E, the registrant hereby incorporates by reference the contents of its Registration Statement on Form S-8 for the Hickory Tech Corporation Retainer Stock Plan for Directors, dated June 22, 1993, Commission file number 0-13721.

     The registrant also incorporates by reference in the Registration Statement the following:

     (a) The registrant's latest annual report on Form 10-K for the registrant's fiscal year ended December 31, 1997.

     (b) Since the end of the fiscal year covered by the registrant's Form 10-K referred to in Paragraph (a) above, registrant has filed reports pursuant to Section 13 of the Exchange Act:

          (i)      Form 8-K, dated March 11, 1998;

          (ii)     Form 8-K, dated April 13, 1998;

          (iii) Form 10-Q for the quarterly period ending March 31, 1998, dated May 13, 1998;

          (iv)     Form 8-K, dated May 15, 1998;

          (v)      Form 8-K/A, dated July 15, 1998;

          (vi) Form 10-Q for the quarterly period ending June 30, 1998, dated August 13, 1998;

          (vii)    Form 8-K, dated October 5, 1998;

          (viii) Form 10-Q for the quarterly period ending September 30, 1998, dated November 6, 1998;

          (ix)     Form 8-K/A, dated December 9, 1998;

          (x)      Form 10-K/A, dated December 9, 1998;

          (xi)     Form 8-K, dated December 22, 1998.

     (c) The security to be offered by the registrant through the Plan is the registrant's common stock with no par value.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Incorporated by reference from the June 22, 1993 registration statement referred to in Item 3.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Incorporated by reference from the June 22, 1993 registration statement referred to in Item 3, except that the Directors and Officers insurance policy now in effect is AIG Policy No. 8563444 with an indemnity of $10,000,000.00.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Incorporated by reference from the June 22, 1993 registration statement referred to in Item 3.

ITEM 8.   EXHIBITS.

     Attached.  The exhibit index appears on page 6.

ITEM 9.   UNDERTAKINGS.

     Incorporated by reference from the June 22, 1993 registration statement referred to in Item 3.
                                      SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mankato, State of Minnesota, on December 28, 1998.

                                   HICKORY TECH CORPORATION


                                   By: /s/ Robert D. Alton, Jr.
                                       ---------------------------------------
                                         Robert D. Alton, Jr., Chief Executive
                                         Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                                        HICKORY TECH CORPORATION


Date:  December 28, 1998                By: /s/ Robert D. Alton, Jr.
                                            ----------------------------------
                                            Robert D. Alton, Jr., Chairman,
                                            President and Chief Executive
                                            Officer


Date: December 28, 1998                 By: /s/ David A. Christensen
                                            ----------------------------------
                                            David A. Christensen, Vice
                                        President, Chief Financial Officer,
                                        Secretary and Treasurer


Date: December 28, 1998                 /s/ Robert K. Else
                                        --------------------------------------
                                        Robert K. Else, Director


Date: December 28, 1998                 /s/ Lyle T. Bosacker
                                        --------------------------------------
                                        Lyle T. Bosacker, Director


Date: December 28, 1998                 /s/ James H. Holdrege
                                        --------------------------------------
                                        James H. Holdrege, Director


Date: December 28, 1998                 /s/ Lyle G. Jacobson
                                        --------------------------------------
                                        Lyle G. Jacobson, Director


Date: December 28, 1998                 /s/ R. Wynn Kearney, Jr., M.D
                                        --------------------------------------
                                        R. Wynn Kearney, Jr., M.D., Director


Date: December 28, 1998                 /s/ Starr J. Kirklin
                                        --------------------------------------
                                        Starr J. Kirklin, Director


Date: December 28, 1998                 /s/ Brett M. Taylor
                                        --------------------------------------
                                        Brett M. Taylor, Director

Date: December 28, 1998                 /s/ Myrita Craig
                                        --------------------------------------
                                        Myrita Craig, Director


Date: December 28, 1998                 /s/ Robert D. Alton, Jr.
                                        --------------------------------------
                                        Robert D. Alton, Jr., Chairman,
                                        President, Chief Executive Officer, and
                                        Director


Date: December 28, 1998                 /s/ David A. Christensen
                                        --------------------------------------
                                        David A. Christensen, Vice President,
                                        Chief Financial Officer, Secretary and
                                        Treasurer


Date: December 28, 1998                 /s/ Jon L. Anderson
                                        --------------------------------------
                                        Jon L. Anderson, Vice President


Date: December 28, 1998                 /s/ Bruce H. Malmgren
                                        --------------------------------------
                                        Bruce H. Malmgren, Vice President


Date: December 28, 1998                 /s/ Mary T. Jacobs
                                        --------------------------------------
                                        Mary T. Jacobs, Vice President


Date: December 28, 1998                 /s/ F. Ernest Lombard
                                        --------------------------------------
                                        F. Ernest Lombard, Vice President

                                    EXHIBIT INDEX
                                   REGULATION SK601


------------------------------------------------------------------------------
 Exhibit                                                             Page
 Number    Description                                              Number
 ------    -----------                                              ------
 23.1      Consent of Olsen Thielen & Co., LTD (consent of             7
           independent auditors).

 23.2      Consent of PricewaterhouseCoopers LLP (consent of           8
           independent auditors).


------------------------------------------------------------------------------
